UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 17, 2009

EDDIE BAUER HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or other jurisdiction of incorporation)

001-33070	42-1672352
(Commission File Number)	(I.R.S. Employer Identification No.)

10401 NE 8th STREET, SUITE 500

BELLEVUE, WA 98004

(Address of Principal executive offices, including zip code)

Registrant’s telephone number, including area code: (425) 755-6544

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

As previously disclosed, on June 16, 2009, Eddie Bauer Holdings, Inc., a Delaware corporation (the “Company”) and substantially all of the Company’s subsidiaries (collectively, the “Sellers”) entered into an Asset Purchase Agreement with an affiliate of CCMP Capital Advisors (the “CCMP Agreement”) and, in connection with the entry into the CCMP Agreement, on July 17, 2009, the Company and its U.S. subsidiaries filed voluntary petitions in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) seeking relief under the provisions of Chapter 11 of the United States Bankruptcy Code and the Canadian subsidiaries of the Company filed an application with the Ontario Superior Court of Justice (Commercial List) seeking relief under the provisions of the Canadian Companies’ Creditors Arrangement Act.

On July 16, 2009, the Company conducted an auction pursuant to the provisions of Section 363 of the Bankruptcy Code (the “Auction”) at which an all cash acquisition proposal of $286 million made by Golden Gate Capital was determined to be the highest and best offer. On July 17, 2009, the Sellers entered into an Asset Purchase Agreement (the “Golden Gate Capital Agreement”) with an affiliate of Golden Gate Capital (the “Buyer”), pursuant to which the Buyer will purchase substantially all of the assets of the Sellers for an aggregate purchase price of $286 million in cash, subject to certain adjustments relating principally to the level of working capital and capital expenditures as of closing, and the Buyer will assume certain liabilities from the Sellers associated with the purchased assets (such transactions, collectively, the “Asset Purchase”). A sale hearing concerning the approval of the Auction results and the Asset Purchase was held before the Bankruptcy Court on July 22, 2009. At the hearing the Bankruptcy Court approved the Auction results and the Asset Purchase.

The foregoing description of the Asset Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Asset Purchase Agreement, which is attached as Exhibit 2.1 to this Current Report on Form 8-K and is hereby incorporated herein by reference.

Item 1.02.	Termination of a Material Definitive Agreement

Pursuant to its terms, the CCMP Agreement may be terminated by either the Company or the affiliate of CCMP Capital Advisors (“CCMP”) at any time after the entry by the Bankruptcy Court of an order approving the Asset Purchase by the Buyer (the “Sale Order”). On July 22, 2009, after entry of the Sale Order, the Company received notice from CCMP of its termination of the CCMP Agreement. Under the terms of the CCMP Agreement, the Company will pay a break-up fee of $5,057,500 in cash to CCMP upon completion of the Asset Purchase. In addition, the Company will reimburse CCMP for certain reasonable, documented out-of-pocket expenses, not to exceed $253,500 in the aggregate, within 2 business days after termination of the CCMP Agreement.

Item 8.01.	Other Events

On July 22, 2009, the Company issued a press release announcing that the Bankruptcy Court issued an order approving the Asset Purchase pursuant to the terms of the Golden Gate Capital Agreement. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is hereby incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description
2.1	Asset Purchase Agreement dated July 17, 2009 by and among the Company, each of the subsidiaries of the Company listed on Schedule I thereto and Everest Holdings LLC.

99.1	Press release dated July 22, 2009

Forward-Looking Statements

This Report may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify these statements by forward-looking words such as “may,” “might,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “intends,” “potential,” qualifiers such as “preliminary” and similar expressions. Forward-looking statements are not guarantees of future events, and the Company can provide no assurance that such statements will be realized. Actual results may differ from those contemplated by such forward-looking statements as a result of a variety of factors, including adverse Bankruptcy Court rulings; a continued downturn in the national and global economies; unwillingness of the Company’s vendors to accept orders or supply goods on acceptable terms; changes in consumer confidence and consumer spending patters; increased levels of merchandise returns or gift card use not estimated by management; disruption in back-end operations; and the other risks identified in our periodic reports filed pursuant to the Securities Exchange Act of 1934, as amended, including the Company’s Annual Report on Form 10-K for the period January 3, 2009 and Quarterly Report on Form 10-Q for the period ended April 4, 2009. The information contained in this Form 8-K is provided as of July 23, 2009, and the Company undertakes no obligation to update any forward-looking statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EDDIE BAUER HOLDINGS, INC.

Date: July 23, 2009	By	/s/ Freya R. Brier
	Name:	Freya R. Brier
	Title:	Senior Vice President and General Counsel

Exhibit Index

Exhibit No.	Description
2.1	Asset Purchase Agreement dated July 17, 2009 by and among the Company, each of the subsidiaries of the Company listed on Schedule I thereto and Everest Holdings LLC.

99.1	Press release dated July 22, 2009